Filed pursuant to Rule 424(b)(3)
Registration No. 333-222850

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are we seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 15, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated February 9, 2018)

               Shares

SharpSpring, Inc.

Common Stock

We are offering               shares of our common stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “SHSP.” On December 14, 2020, the last reported sale price for our common stock on The Nasdaq Capital Market was $15.54 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds, Before Expenses, to us	$	$
 (1) See “Underwriting” for additional information regarding underwriting compensation.

The selling stockholder identified in this prospectus supplement has granted the underwriters the right to purchase up to               additional shares of our common stock at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. We will not receive any of the proceeds from the sale of shares by the selling stockholder.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

We anticipate that delivery of the shares of common stock will be made on or about               , 2020.

Joint Book-Running Managers

Needham & Company	Lake Street

The date of this prospectus supplement is               , 2020.

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Supplement	S-ii
Prospectus Supplement Summary	S-1
Risk Factors	S-3
Note On Forward-Looking Statements	S-5
Use Of Proceeds	S-6
Selling Stockholder	S-7
Material U.S. Federal Income Tax Consequences For Non-U.S. Holders of Common Stock	S-8
Underwriting	S-12
Legal Matters	S-19
Experts	S-19
Where You Can Find More Information	S-19
Information Incorporated By Reference	S-20

Prospectus

About This Prospectus	1
Prospectus Summary	2
Information Concerning Forward-Looking Statements	3
Risk Factors	4
Use Of Proceeds	4
Description Of Securities To Be Registered	5
Selling Security Holders	14
Plan Of Distribution	15
Legal Matters	18
Experts	18
Where You Can Find More Information	18
Information Incorporated By Reference	19

______________________________

Neither we, the underwriters, nor the selling stockholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. Neither we, the underwriters, nor the selling stockholder takes any responsibility for, or provides any assurance as to the reliability of, any other information that others may give you. Neither we, the underwriters, nor the selling stockholder are making an offer of these securities in any state or jurisdiction where the offer is not permitted.

 S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration No. 333-222850) that we filed with the SEC using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $50.0 million. Additionally, the selling stockholder may, from time to time, sell the common stock described in the accompanying prospectus in one or more offerings in the maximum amount of 539,828 shares of common stock.

The accompanying prospectus provides you with a general description of us and the securities we and the selling stockholder may offer, some of which do not apply to this offering. Each time we or the selling stockholder sell securities under the registration statement, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus.

This prospectus supplement provides specific details regarding this offering of shares of common stock by us and the selling stockholder, including the purchase price per share. This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein include important information about us and our common stock and other information you should know before investing. In case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed with the SEC later. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since the date set forth on the respective documents.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement to “SharpSpring,” the “Company,” “we,” “our” or “us” and other similar terms means SharpSpring, Inc., a Delaware corporation, and its subsidiaries.

 S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Our Company

SharpSpring is a leading provider of an all-in-one cloud-based sales and marketing technology platform. Our full suite of solutions improves the way businesses communicate and interact with their prospects and customers, ultimately leading to increased sales. SharpSpring’s extensive product portfolio includes marketing and sales automation tools such as web tracking, lead scoring, customer relationship management (CRM), landing pages, email, social, chatbots, ads, analytics, forms and workflows. We offer our customers a combination of a robust feature set, ease of use, open architecture and low total cost of ownership. Our solutions are designed to enable our customers to deliver the right message at the right time to the right person in a cost effective way.

Our software-as-a-service, or SaaS, solutions are sold to both digital sales and marketing agencies for use with their end customers as well as direct to businesses across the globe. We and our agency partners focus on selling to small and medium sized businesses and mid-market enterprises with up to 2,000 employees. As of September 30, 2020, we had approximately 2,000 agency customers, 500 direct customers and more than 10,000 total businesses using our software. Our agency partners are considered thought leaders in the industry and enable us to reach a wide audience of end customers who are our core target market. We sell fixed subscriptions to both agencies and direct to businesses, with additional subscription charges as agencies onboard more new end users and additional fees charged if specified volume limits are exceeded by our customers.

Since our founding, we have experienced consistent year over year revenue growth. Our revenues were $13.4 million, $18.7 million, and $22.7 million for the fiscal years ended December 31, 2017, 2018 and 2019, respectively, and our revenues were $16.6 million and $21.6 million for the nine months ended September 30, 2019 and 2020, respectively. In 2019, we acquired the Perfect Audience platform, which allowed us to expand into the display retargeting space. As of September 30, 2020, we had approximately 250 full-time employees.

Corporate Information

Our corporate headquarters is located at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. Our telephone number is 352-448-0967. Our corporate website is www.sharpspring.com. The information on our website is not incorporated herein by reference and is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	shares of common stock
Common stock to be outstanding immediately after this offering	shares of common stock
Underwriters’ option to purchase additional shares of common stock
The selling stockholder identified in the section entitled “Selling Stockholder” has granted the underwriters a 30-day option to purchase up to              shares of our common stock at the public offering price, less the underwriting discount.

Use of proceeds
We intend to use the net proceeds from the sale of common stock in this offering, together with existing cash and cash equivalents, for general corporate purposes, including to fund ongoing operations, to fund growth initiatives and for working capital purposes. We may use the net proceeds to fund all or a portion of the cost of acquisitions, although we have no agreements or understanding with respect to any acquisition at this time. See the section entitled “Use of Proceeds” on page S-7. We will not receive any proceeds from the sale of shares, if any, by the selling stockholder.

Nasdaq Capital Market symbol	SHSP
Risk Factors	See the section entitled “Risk Factors” beginning on page S-3 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding immediately after this offering is based on 11,596,441 shares of common stock outstanding as of November 13, 2020. Unless otherwise indicated, the number of shares of our common stock outstanding before and after this offering excludes, as of such date:

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1,596,397 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $7.31;

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23,220 shares of our common stock issuable upon vesting of outstanding restricted stock units; and

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644,986 shares of our common stock reserved for issuance or future grant under our 2019 Equity Incentive Plan, as amended

RISK FACTORS

An investment in the shares of our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference, you should consider carefully the risks factors described below and in Part I, Item IA, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, as updated by our subsequently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks factors described in our SEC filings and below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risk Relating to the Company

In connection with the preparation of our financial statements, we identified a material weakness in our internal control over financial reporting. Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

We concluded that due to material weaknesses in our internal control over financial reporting, our disclosure controls and procedures were not effective as of December 31, 2019, based on the following deficiencies:

●
Ineffective internal control over financial reporting and dependent business process control (automated and manual) related to information technology general controls (ITGCs) around (i) the design and implementation of program change-management over certain information technology systems that support the Company’s financial reporting processes and related to ineffective ITGCs around design and (ii) implementation of effective user access controls over SaaS and internally hosted applications that support the Company’s financial reporting processes to ensure appropriate segregation of duties and to adequately restrict user and privileged access to appropriate SharpSpring personnel.

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During the extensive review we undertook in connection with in the implementation of Section 404(b) of the Sarbanes-Oxley Act of 2002, we identified control deficiencies in financial reporting during our implementation related to: (i) certain entity level controls; (ii) inadequate segregation of duties; and (iii) compliance and review related to certain policies and procedures. These deficiencies aggregate into an additional material weakness.

Management has been implementing and continues to implement measures designed to ensure that control deficiencies contributing to the material weaknesses are remediated, and believes that these controls are currently designed, implemented, and operating effectively. The material weaknesses will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. We expect that the remediation of this material weakness will be completed prior to the end of fiscal year 2020.

If the remedial measures we are implementing are insufficient, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting or in our disclosure controls occur in the future, our future consolidated financial statements or other information filed with the SEC may contain material misstatements. Failure to maintain effective controls or to timely implement any necessary improvement of our internal and disclosure controls could, among other things, result in losses from errors, harm our reputation, or cause investors to lose confidence in the reported financial information, all of which could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to the Offering

Our management will have broad discretion over the use of the net proceeds from this offering. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for SharpSpring.

We may issue additional shares of capital stock in the future, which would increase the number of shares eligible for future resale in the public market and may result in dilution to our stockholders.

As of November 13, 2020, we had 1,596,397 shares of common stock subject to outstanding stock options and 23,220 shares of common stock subject to outstanding unvested restricted stock units. In addition, we are not restricted from issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock, except as described in the section entitled “Underwriting.” Because we may need to raise additional capital in the future to continue to expand our business, among other things, we may conduct additional equity offerings. To the extent our common stock purchase options are exercised, or we conduct additional equity offerings, we will issue additional shares of our common stock, which will increase the number of shares eligible for resale in the public market and result in dilution to our stockholders. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

We did not distribute any cash dividends in 2017, 2018, 2019, and year-to-date 2020, and we do not anticipate paying cash dividends in the foreseeable future.

SharpSpring did not distribute any cash dividends in 2017, 2018, 2019, and year-to-date 2020. Presently, we do not have any intentions to pay a dividend and our credit agreement with Western Alliance Bank restricts our ability to pay cash dividends on our common stock, and it will continue to do so for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of potential gain for the foreseeable future.

Our common stock is equity and is subordinate to our existing and future indebtedness.

Our common stock is equity interest in the Company and does not constitute indebtedness. As such, claims of holders of common stock will rank junior to all of our indebtedness and other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. In addition, common stock will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries as our right to participate in any distribution of assets of any of our subsidiaries, including upon the subsidiary’s liquidation, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. Further, common stock places no restrictions on the ability of our subsidiaries to incur additional indebtedness.

Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of common stock (i) dividends are payable only if declared by our board of directors or a duly authorized committee of our board and (ii) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

Further, common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference may include “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include, but are not limited to:

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the timing of the development of future products;
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projections of costs, revenue, earnings, capital structure and other financial items;
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statements of our plans and objectives;
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statements regarding the capabilities of our business operations;
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statements of expected future economic performance;
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statements regarding competition in our market; and
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assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;
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the ability of our agency partners to resell the SharpSpring platform to their clients;
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security breaches, cybersecurity attacks and other significant disruptions in our information technology systems;
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changes in customer demand;
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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services;
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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;
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the occurrence of hostilities, political instability or catastrophic events;
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the novel coronavirus (COVID-19) and its potential impact on our business; and
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natural events such as severe weather, fires, floods and earthquakes, or man-made or other disruptions of our operating systems, structures or equipment.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” in this prospectus supplement beginning on page S-3 and in our annual report on Form 10-K for the year ended December 31, 2019, as amended, and in our quarterly report on Form 10-Q for the quarter ended September 30, 2020. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $          million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of common stock in this offering, together with existing cash and cash equivalents, for general corporate purposes, including to fund ongoing operations, to fund growth initiatives and for working capital purposes. We may use the net proceeds to fund all or a portion of the cost of acquisitions, although we have no agreements or understanding with respect to any acquisition at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, interest-bearing instruments or U.S. government securities.

We will not receive any proceeds from the sale of common stock, if any, by the selling stockholder.

SELLING STOCKHOLDER

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and the number of shares of our common stock being registered for sale by the selling stockholder named below pursuant to the 30-day option granted by the selling stockholder to the underwriters to purchase up to                shares of our common stock owned by the selling stockholder. We will pay the fees and expenses of the registration of the shares of the selling stockholder (other than the underwriting discount).

The table below assumes that underwriters will exercise in full their option to purchase up to                shares of common stock from the selling stockholder.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (2)	%(3)	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	c%(3)

Richard A. Carlson (1)	940,758	7.8%

(1)
Mr. Carlson serves as our Chief Executive Officer and President.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Includes 484,321 shares underlying vested options, 4,946 shares underlying options that vest within 60 days of November 13, 2020 and 1,883 shares underlying restricted stock units that vest within 60 days of November 13, 2020.
(3)
Percentage ownership is based on 11,596,441 shares of common stock outstanding as of November 13, 2020.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a discussion of material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;
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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus supplement.

We assume in this discussion that each non-U.S. holder holds shares of our common stock as a capital asset (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income, any election to apply Section 1400Z-2 of the Code to gains recognized with respect to shares of our common stock, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

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insurance companies;
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tax-exempt or governmental organizations;
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financial institutions;
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brokers or dealers in securities;
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regulated investment companies;
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pension plans, qualified foreign pension funds, or entities wholly owned by qualified foreign pension funds;
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controlled foreign corporations;
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passive foreign investment companies;
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owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
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holders that have a functional currency other than the U.S. dollar;
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holders deemed to sell our common stock under the constructive sale provisions of the Code;
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holders who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
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holders that are subject to the special tax accounting rules of Section 451(b) of the Code; and certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Prospective non-U.S. holders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of the acquisition, ownership and disposition of our common stock.

Distributions on our common stock

We do not expect to make cash dividends to holders of our common stock in the foreseeable future. If we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our then-current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our then-current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to the amount of such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on disposition of common stock.” Any distributions will also be subject to the discussions below under the headings “Information reporting and backup withholding” and “FATCA.”

Dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code; hereinafter, “U.S. persons”). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on disposition of common stock

In general (subject to the discussion below under the headings “Information reporting and backup withholding” and “FATCA”), a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates applicable to U.S. persons, and if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Distributions on our common stock” also may apply;
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the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

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we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly, indirectly or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information reporting and backup withholding

The gross amount of the distributions on our common stock paid to each non-U.S. holder and the tax withheld, if any, with respect to such distributions must be reported annually to the IRS and to each non-U.S. holder. Non-U.S. holders generally will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions on our common stock,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless: (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, a non-U.S. holder that is not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.

U.S. federal estate tax

Shares of our common stock that are owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

We and the selling stockholder have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC and Lake Street Capital Markets, LLC are acting as representatives of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC
Lake Street Capital Markets, LLC

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option described below.

The underwriting agreement provides that we and the selling stockholder will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.

The selling stockholder has granted an option to the underwriters to purchase up to        additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown.

The representatives have advised us and the selling stockholder that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $          per share. After the offering to the public, the offering price and other selling terms may be changed by the representatives.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us and the selling stockholder. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Total
	Per Share	No Exercise	Full Exercise
Paid by us	$	$	$
Paid by selling stockholder		—

We have agreed to pay the expenses of the offering on behalf of the selling stockholder, excluding the underwriting discount. We estimate that the total expenses of the offering to be paid by us, excluding the underwriting discount, will be approximately $80,000. We have also agreed to reimburse the underwriters for up to $75,000 of fees and expenses incurred by them in connection with this offering.

We have agreed not to (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. This agreement does not apply to (a) the shares of our common stock to be sold hereunder, (b) any options, restricted stock units and other awards granted under our existing stock incentive plans, and (c) any shares of our common stock issued upon the exercise of options or vesting and settlement of other awards granted under our existing stock incentive plans.

Our directors and officers, including the selling stockholder, have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement not to, without the prior written consent of Needham & Company, LLC, directly or indirectly (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common Stock (such shares of our common stock and such other securities collectively, the “Securities”), (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in above is to be settled by delivery of Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Securities, or (4) publicly disclose the intention to do any of the foregoing. The restrictions described above are subject to limited exceptions, including:

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the sale of common stock pursuant to the underwriting agreement;
●
transfers (i) to the spouse, domestic partner, parent, sibling, child or grandchild of such person or other person with whom such person has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the direct or indirect benefit of the undersigned or of an immediate family member of the undersigned; (ii) by bona fide gift, will or intestacy; (iii) for business entities, (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with such entity or (B) as part of a disposition, transfer or distribution by such entity to its members, limited partners or equity holders; or (iv) for trusts, to a trustor or beneficiary of the trust, subject, in each case, to specified conditions;
●
the receipt by them from us of shares of common stock upon the vesting of restricted stock awards or exercise of options to purchase our securities issued pursuant to our equity incentive plans or the transfer of shares of common stock or any securities convertible into common stock to us upon a vesting event of our securities or upon the exercise of options or warrants to purchase our securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, subject to specified conditions;
●
the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, for the transfer of shares of common stock, subject to specified conditions; or
●
transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock that occurs by operation of law including pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee signs and delivers a lock-up agreement for the balance of the lock-up period.

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares sold by the underwriters is not greater than the number of shares that they may purchase pursuant to their option to purchase additional shares described above. In a naked short position, the number of shares involved is greater than the number of shares in that option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of their option to purchase additional shares. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. If the underwriters sell more shares than could be covered by their option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Selling Restrictions

Notice to Prospective Investors in Canada

The shares of our common stock being offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers to shares may be made to the public in that Relevant State of any securities at any time under the following exemptions under the Prospectus Regulation:

●
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
●
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the representatives for any such offer; or
●
in any other circumstances falling within Article 3(2) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 — 1968, or the Israeli Securities Law, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law. We have not and will not distribute this prospectus supplement or the accompanying prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Notice to prospective investors in Switzerland

The shares of our common stock offered hereby may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document, as defined in the Corporations Act 2001 (Cth) of Australia, or the Corporations Act, in relation to our shares has been or will be lodged with the Australian Securities & Investments Commission, or the ASIC. This prospectus supplement and the accompanying prospectus have not been lodged with ASIC and are only directed to certain categories of exempt persons. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with us under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of our shares for resale in Australia within 12 months of that security being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

The shares of our common stock offered hereby may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares of our common stock offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
●
where no consideration is or will be given for the transfer;
●
where the transfer is by operation of law;
●
as specified in Section 276(7) of the SFA; or
●
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to prospective investors in the Dubai international financial centre, or DIFC

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The securities to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates

The shares of our common stock offered hereby have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This this prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Pillsbury Winthrop Shaw Pittman LLP is acting as counsel for the underwriters in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement.

EXPERTS

The consolidated balance sheets the Company as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Cherry Bekaert LLP, an independent registered public accounting firm. Such financial statements and the effectiveness of the Company’s internal control over financial reporting, have been incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and have been so incorporated in reliance on the reports (which contain an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may view a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s web site at http://www.sec.gov.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our SEC filings, at http://www.sec.gov.

We also maintain a website at www.sharpspring.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus supplement or the accompanying prospectus.

You may request a copy of our SEC filings and any documents incorporated by reference in this prospectus supplement and the accompanying prospectus (including any exhibits specifically incorporated by reference in such documents) at no cost by writing or telephoning us at the following address or phone number:

SharpSpring, Inc.
5001 Celebration Pointe Avenue, Suite 410
Gainesville, FL 32608
Attention: Chief Fianncial Officer
352-448-0967

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document we incorporate by reference into this prospectus supplement and the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules):

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Our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on March 16, 2020), as amended on April 30, 2020;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (filed with the SEC on May 15, 2020), June 30, 2020 (filed with the SEC on August 14, 2020), and September 30, 2020 (filed with the SEC on November 16, 2020);

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Our Current Reports on Form 8-K filed with the SEC on February 3, 2020, as amended on April 16, 2020; April 28, 2020; July 14, 2020; July 21, 2020, as amended on July 23, 2020; August 19, 2020; November 12, 2020; and December 10, 2020; and

●
The description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on January 27, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules).

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

PROSPECTUS

SHARPSPRING, INC.

$50,000,000 Shares of Common Stock / Preferred Stock / Debt Securities / Warrants / Units

746,288 Shares of Common Stock Offered by Selling Security Holders

This prospectus relates to (i) common stock, preferred stock, debt securities, warrants and units that SharpSpring, Inc. may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units, and (ii) the proposed resale or other disposition from time to time of up to 746,288 shares of SharpSpring, Inc. common stock, $0.001 par value per share, by the selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale or other disposition of common stock by the selling security holders. We and the selling security holders may offer securities at the same time or in separate transactions.

Each time we sell securities hereunder, we will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our or the selling security holders’ arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale of securities offered by us will also be included in a prospectus supplement.

The selling security holders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling security holders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See "Plan of Distribution" beginning on page 17 for more information about how the selling security holders may sell or dispose of their shares of common stock.

Our voting common stock is listed on the NASDAQ Capital Market, under the symbol "SHSP." On February 1, 2018, the last reported sale price of our voting common stock on the NASDAQ Capital Market was $4.78 per share.

As of February 1, 2018, the aggregate market value of our common stock held by our non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on that date, was approximately $36,511,600, based on 8,445,016 shares of outstanding common stock, of which 7,638,410 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2018.

i

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. The selling security holders may use this prospectus to sell an aggregate of 746,288 shares of our common stock that were previously issued to the selling security holders.

This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we or the selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “SharpSpring” “Company,” “we,” “our” or “us” and other similar terms means SharpSpring, Inc., a Delaware corporation, and all subsidiaries.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Business Overview

We provide SaaS based marketing technologies to customers around the world. Our focus is on marketing automation tools that enable customers to interact with a lead from an early stage and nurture that potential customer using advanced features until it becomes a qualified sales lead or customer. We primarily offer our premium SharpSpring marketing automation solution, but also have customers on the SharpSpring Mail+ product, which is a subset of the full suite solution.

We believe our recent growth has been driven by the strong demand for marketing automation technology solutions, particularly in the digital marketing agency vertical for the small and mid-size business market. Our products are offered at competitive prices with unlimited multi-lingual customer support. We employ a subscription-based revenue model. We also earn revenues from additional usage charges that may come into effect when a customer exceeds a transactional limit, or when ancillary products and services are purchased.

During 2016, we discontinued our GraphicMail email marketing product and migrated those customers to our SharpSpring Mail+ product, which is a subset of the full suite solution that is focused on more traditional email marketing while also including some of the advanced functionality available in our premium offering. On June 27, 2016, we sold our SMTP email relay service which provided customers with the ability to increase the deliverability of email with less time, cost and complexity than handling it themselves.

Our Corporate Organization

We were incorporated in Massachusetts in October 1998 as EMUmail, Inc. During 2010, we changed our name to SMTP.com, then later reincorporated in the State of Delaware and changed our name to SMTP, Inc. In December 2015, we changed our name to SharpSpring, Inc. and changed the name of our SharpSpring product U.S. operating subsidiary from SharpSpring, Inc. to SharpSpring Technologies, Inc.

Our wholly owned subsidiaries consist of (i) SharpSpring Technologies, Inc., a Delaware corporation; (ii) InterInbox SA, a Swiss corporation; (iii) ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company; (iv) ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company; (v) Quattro Hosting LLC, a Delaware limited liability company; (vi) SMTP Holdings S.a.r.l., a Luxembourg S.a.r.l.; and (vii) InterCloud Ltd, a Gibraltar Limited Company.

Additional Information

Our corporate headquarters is located at 550 SW 2nd Avenue, Gainesville, FL 32601. Our telephone number is 888-428-9605. Our corporate website is www.sharpspring.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

We may offer up to $50,000,000 of common stock, preferred stock, debt securities, warrants or units in one or more offerings and in any combination. In addition, the selling security holders may offer up to 746,288 shares of common stock in one or more offerings. See “Selling Security Holders” on page 16 for more information on the selling security holders. We will not receive any proceeds from the sale of the securities by the selling security holders.

This prospectus provides you with a general description of the securities we or the selling security holders may offer. A prospectus supplement, which we will provide each time we or the selling security holders offer securities, will describe the specific amounts, prices and terms of the securities we or the selling security holders determine to offer.

We or the selling security holders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, the selling security holders, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

 INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under Risk Factors beginning on page 5 of this prospectus, these factors include:

●	strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;
●	changes in customer demand;
●
the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services;

●	the occurrence of hostilities, political instability or catastrophic events;
●	developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards; and
●
disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment.

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

 RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

 USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses, although we have no current plans for any specific acquisitions or investments at this time.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus, we will not receive any proceeds from the sale of securities by selling security holders. The selling security holders will receive all of the proceeds from such sale. The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the shares held by him. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

 DESCRIPTION OF SECURITIES TO BE REGISTERED

The following information describes our capital stock and other securities we may offer pursuant to the registration statement of which this prospectus forms a part, as well as provisions of our amended certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended certificate of incorporation and bylaws both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●
secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of February 2, 2018, approximately 8,445,016 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities.

Preferred Stock

As of February 2, 2018, no shares of preferred stock are currently outstanding.

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The prospectus supplement for a series of preferred stock will specify:

●	the maximum number of shares;
●	the offering price of the shares;
●	the designation of the shares;
●
the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

●
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;
●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;
●
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	the voting rights; and
●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Debt Securities

As of February 2, 2018, no debt securities are currently outstanding.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, if we issue debt securities, the terms of the debt securities will be provided in a prospectus supplement to this prospectus and the final form of indenture will be incorporated by reference from a current report that we filed with the SEC. However, we may elect to issue convertible debt securities without an indenture. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Please refer to the prospectus supplement and the final form of indenture (if we issue debt securities pursuant to an indenture) for the terms and conditions of the offered debt securities. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under an indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior unsecured indebtedness issued under an indenture.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;
●	if we fail to pay interest when due and payable and our failure continues for certain days;
●
if we fail to observe or perform any other covenant contained in the securities of a series or in the indenture, and our failure continues for a certain number of days after we receive written notice from the trustee or holders of at least a certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series;

●	if specified events of bankruptcy, insolvency or reorganization occur; and
●
if any other event of default provided with respect to securities of that series, which is specified in a board of directors resolution, a supplemental indenture to the indenture or other documents described in the indenture.

The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated or senior debt securities;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●
the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;
●
whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

●	the rate or rates of amortization of the debt securities, if any;
●
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●
our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;
●
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●
the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;
●
any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●
any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●
if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●
the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

●
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●
any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

As of February 2, 2018, we had warrants outstanding to purchase an aggregate of 80,000 shares of our common stock at an exercise price of $7.8125 per share, subject to adjustment. The warrants are scheduled to expire on January 30, 2020, or earlier upon redemption.

We may offer and issue warrants to purchase shares of our common stock or preferred stock or debt securities. The warrants may be issued independently or as a part of units consisting of shares of our common stock or preferred stock or debt securities and warrants to purchase additional shares of our common stock or preferred stock or debt securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

The prospectus supplement will describe the following terms of warrants to purchase our common stock, preferred stock or debt securities to the extent applicable:

●	the title of the warrants;
●	the common stock common stock, preferred stock or debt securities for which the warrants are exercisable;
●	the price at which the warrants will be issued and the exercise price of the warrants;
●	the aggregate number of warrants offered;
●	the number of shares of common stock or preferred stock or debt securities that may be purchased upon the exercise of each warrant;
●
whether the warrants are being offered separately or as a part of units consisting of shares of our common stock or preferred stock or debt securities and warrants to purchase additional shares of our common stock or preferred stock or debt securities;

●	the terms of any right by us to redeem the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which this right will expire;
●	the procedures for exercising the warrants;
●	the terms on which the warrants may be amended;
●
the terms of any adjustments in the warrant exercise price and the number of shares of common stock or preferred stock or debt securities purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock;

●	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;
●	the maximum or minimum number of warrants which may be exercised at any time; and
●	the material United States federal income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase common stock or preferred stock will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Units

As of February 2, 2018, no units are currently outstanding.

We may offer and issue units that consist of shares of our common stock or preferred stock, debt securities and warrants to purchase additional shares of our common stock or preferred stock or debt securities. For example, we may elect to issue units for a specified price per unit, with each unit consisting of one share of our common stock or preferred stock or debt securities and one warrant to purchase an additional share of our common stock or preferred stock or debt securities at a specified price. The holder of a unit will also hold each of the securities that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our common stock, preferred stock, debt securities and warrants that we may offer. If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus. Among other things, the prospectus supplement will describe, to the extent applicable:

●	the price of each unit;
●	the securities comprising each unit;
●	the exercise price of the warrants comprising part of the units;
●	the aggregate number of units offered;
●	the number of shares of common stock or preferred stock or debt securities that may be purchased upon the exercise of each warrant comprising part of a unit;
●	the terms of any right by us to redeem any of the securities comprising the units;
●	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;
●	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;
●	the terms on which the units or warrants forming part of the units may be amended;
●	with respect to preferred stock forming part of the units, the other matters listed above under “Description of Securities to be Registered—Preferred Stock”;
●	with respect to debt securities forming part of the units, the other matters listed above under “Description of Securities to be Registered—Debt Securities”;
●	with respect to warrants forming part of the units, the other matters listed above under “Description of Securities to be Registered—Warrants”; and
●	the material United States federal income tax consequences applicable to the units.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our amended certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; or
●	for any transaction from which the director derives an improper personal benefit

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our amended certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in the Delaware law.

Anti-Takeover Provisions

Certain of our charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and certain members of our board of directors, could lower the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our amended certificate of incorporation and bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

●	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
●	empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;
●	provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and
●	provide that our directors will be elected by a plurality of the votes cast in the election of directors.

These provisions could lower the price that future investors might be willing to pay for shares of our common stock.

Delaware Law

Section 203 of the Delaware General Corporation Law is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or

●
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our certificate of incorporation, as amended, and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

Contractual Provisions

Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and certain members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc. The transfer agent and registrar’s address is 1981 E Murray Holladay Rd # 100, Salt Lake City, UT 84117. The transfer agent’s telephone number is 1-801-272-9294.

Listing

Our voting common stock is listed on The NASDAQ Capital Market under the symbol “SHSP.”

 SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders were previously issued to the selling security holders pursuant to the asset purchase agreement dated August 12, 2014, as amended, between our Company and RCTW, LLC, a Delaware limited liability company, f/k/a SharpSpring, LLC. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time pursuant to the terms of the asset purchase agreement. Each of the selling security holders is a current executive officer of our Company, and a co-founder and former officer of RCTW, LLC.

The following table sets forth the number of shares of our common stock being offered by the selling security holders. The selling security holders are not making any representation that any shares of our common stock currently held by the selling security holders will be offered for sale. The selling security holders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling security holders. The following table assumes that all of the shares of our common stock currently held by the selling security holders being registered pursuant to this prospectus will be sold.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	%	Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	%
Richard Carlson (1)(2)	766,078	8.8%	539,828	226,250	2.6%
Travis Whitton (1)(3)	245,940	2.9%	206,460	39,480	0.5%

(1)
Percentage ownership is based on 8,445,016 shares of common stock outstanding as of February 1, 2018. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and generally includes shares over which the selling security holder has voting or dispositive power, including any shares the selling security holder has the right to acquire within 60 days of February 1, 2018.  Mr. Carlson has the right to acquire 226,250 shares within 60 days of February 1, 2018, while Mr. Whitton has the right to acquire 39,480 shares within 60 days of February 1, 2018 pursuant to stock option agreements with the Company. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the selling security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated herein, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them.

(2)
Richard Carlson has been a director and has served as our Company’s Chief Executive Officer and President since October 1, 2015. From August 1, 2015 to October 1, 2015, he served as President of our Company. From August 2014 until August 2015, he served as the President of SharpSpring Technologies, Inc., our wholly owned subsidiary. Mr. Carlson founded RCTW, LLC in December 2011 and served as its President until it was acquired by our Company in August 2014.

(3)
Travis Whitton has served as our Chief Technology Officer since August 2014. Mr. Whitton was a co-founder of RCTW, LLC and served as its Chief Technology Officer from January 2012 until it was acquired by our Company in August 2014.

 PLAN OF DISTRIBUTION

We and the selling security holders may sell securities covered by this prospectus in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents or (iv) through a combination of any of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names of any underwriters, dealers or agents;
●	the respective amounts underwritten;
●	the name or names of any managing underwriter or underwriters;
●	the terms of the offering;
●	the purchase price of the securities and the net proceeds to us from the sale;
●	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
●	any public offering price;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any commissions paid to agents.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

Sale Through Underwriters or Dealers

If underwriters are used in an offering, the underwriters will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

If dealers are used in the sale of securities offered through this prospectus, we and the selling security holders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

At-the-Market Offerings

We and the selling security holders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us or the selling security holders.

Direct Sales and Sales Through Agents

We and the selling security holders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling security holders may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we and the selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling security holders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling security holders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and the selling security holders may also make sales through the Internet or through other electronic means. Since we and the selling security holders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling security holders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and the selling security holders, to indemnification by us and the selling security holders against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and the selling security holders, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

Certain legal matters will be passed upon for us by David M. Bovi, P.A., Palm Beach Gardens, Florida. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

 EXPERTS

Cherry Bekaert LLP, independent registered public accounting firm, has audited our consolidated financial statements as of, and for the year ended, December 31, 2016, included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Cherry Bekaert LLP’s report, given on their authority as experts in accounting and auditing.

McConnell & Jones, LLP, independent registered public accounting firm, has audited our consolidated financial statements as of, and for the year ended, December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on McConnell & Jones, LLP’s report, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.sharpspring.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017;
●
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, from our Definitive Proxy Statement on Schedule 14A relating to our 2017 Annual Meeting of Stockholders, filed with the SEC on May 1, 2017;

●
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 15, 2017, June 30, 2017, filed with the SEC on August 11, 2017, and September 30, 2017, filed with the SEC on November 13, 2017;

●	Our Current Reports on Form 8-K filed with the SEC on April 5, 2017, May 19, 2017, June 5, 2017, July 3, 2017, August 1, 2017, October 30, 2017, and November 8, 2017 (Item 8.01 only); and
●
The description of the Common Stock set forth in our Registration Statement on Form 8-A filed with the SEC on January 27, 2014, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which we filed the registration statement of which this prospectus is a part and prior to the termination of this offering (excluding those portions of any document that are “furnished” and not “filed” in accordance with SEC rules).

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may obtain a copy of the foregoing documents from us without charge by writing or calling us at the following address and telephone number:

SharpSpring, Inc.
550 SW 2nd Avenue
Gainesville, FL 32601
888-428-9605
Attention: Chief Financial Officer

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

               Shares

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PRELIMINARY PROSPECTUS SUPPLEMENT

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Needham & Company

Lake Street

                                  , 2020